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                                                                     EXHIBIT 4.9

                           MODIFICATION AGREEMENT AND
                           AMENDMENT TO LOAN DOCUMENTS


     THIS MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS is being entered into as of the 19th day of July, 2000 by and between COMPASS BANK, a state banking corporation ("Bank") and OPTIMATION, INC., an Alabama corporation
("Borrower").


                                 P R E A M B L E

     On July 9, 1999, Bank and Borrower executed that certain Revolving Credit and Security Agreement (the "Agreement"), Revolving Credit Commercial Note in the principal amount of SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS
($650,000.00) (the "Note"), and other Loan Documents, providing for a line of credit in the maximum aggregate amount of SIX HUNDRED FIFTY THOUSAND AND NO/100
DOLLARS ($650,000.00) (the "Revolving Line"). The Borrower has requested and the
Bank has agreed to, among other things, extend the due date to June 1, 2001, and modify certain covenants.

     Accordingly, the Bank and Borrower have agreed that the Revolving Line shall be modified and that the documents and instruments evidencing, securing, relating to, guaranteeing, or executed or delivered in connection with the Revolving Line (collectively the "Loan Documents") shall be amended as set forth below.


                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Bank to modify the Revolving Line, the parties, intending to be legally bound hereby, agree as follows:


         1. AMENDMENT OF LOAN AGREEMENT. The Loan Agreement shall be and the same hereby is amended as follows:


         (a) Section 1.10 shall be deleted in its entirety and in place thereof shall be substituted:


                ""Loan Documents" shall mean and include the Note, this Agreement and any other agreement, document or instrument now or hereafter evidencing, securing, guaranteeing (including, without limitation, Continuing Limited Guaranties executed in connection herewith by Dennis and Sheila Sierk (up to $166, 250.00) and Charles and Kerry Garrett (limited to $8,750.00) (such individuals and entities are jointly and severally included

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         within the term "guarantor" as the same is used in this Agreement)) or relating to the Revolving Line or any other Liability, obligation or indebtedness of Borrower to Bank, as the same may be amended."

         (b) Section 3.1 shall be deleted in its entirety and in place thereof shall be substituted:

                  "From the date hereof until June 1, 2001, or such future date to which the expiration date of the Revolving Line may be extended, subject to the terms and conditions of this Agreement and Borrower's and all guarantor's performance of and compliance with each of the Loan Documents, and so long as no event of default hereunder or under any of the other Loan
                  Documents shall have occurred or be continuing, Bank agrees to extend to Borrower an open-end credit line on the basis of the following advance formula (such advance formula being hereinafter referred to as the "Borrowing Base"): eighty percent (80%) of the value of Borrower's Eligible Accounts
                  Receivable, not to exceed $650,000.00 at any one time outstanding, plus fifty percent (50%) of the value of Borrower's Eligible Inventory, not to exceed $350,000.00 at any one time, and provided that in no event shall the aggregate sum of all advances made by Bank to Borrower at any one time outstanding hereunder exceed the sum of $650,000.00.
                  Within such limits and subject to the terms of this Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Maturity Date. It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Revolving Line if the amount of such advance together with the amount outstanding under the Revolving Line exceeds or would exceed the lesser of (i) $650,000.00 or (ii) the Borrowing
                  Base."

         (c) Section 7.4 shall be deleted in its entirety and in place thereof shall be substituted:


                  "Borrower shall maintain a minimum Tangible Net Worth of not less than $750,000 between the date hereof and December 30, 2000, inclusive, and to increase to $800,000 at December 31, 2000."

         (d) Section 14 is hereby amended by deleting the date "June 1, 2000" and substituting in place thereof "June 1, 2001".


     2. EFFECT ON LOAN DOCUMENTS. Each of the Loan Documents shall be deemed amended as set forth herein to the extent necessary to carry out the intent of this Agreement; provided, however, all terms, conditions, representations, warranties and agreements contained in each of the Loan Documents not amended by this Agreement shall remain in full force and effect and are hereby reaffirmed.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be fully executed as of the date first set forth above.

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

                                                                       BORROWER:

Attest:                                                                OPTIMATION, INC.

By:  /s/ Charles W. Garrett                                            By:  /s/ Dennis A. Sierk
     ------------------------------------                                  --------------------------------------
Its:  Secretary                                                                 Its: President






                                                                       BANK:
Witness:                                                               COMPASS BANK

/s/ Jennifer Powell                                                    By:  /S/ Jane M. Wasden
-----------------------------------------                                  --------------------------------------
                                                                       Its:   Assistant Relations Manager


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STATE OF ALABAMA
COUNTY OF MADISON

     I, the undersigned, Notary Public in and for said County in said State, hereby certify that DENNIS SIERK, whose name as President of OPTIMATION, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand this the _____ day of July, 2000.



                                  ____________________________________
                                  Notary Public
[Notary Seal]                     My commission expires:_____________












STATE OF ALABAMA
COUNTY OF MADISON

     I, the undersigned, Notary Public in and for said County in said State, hereby certify that ______________________________, whose name as
__________________________________ of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

                  Given under my hand this the ______ day of July, 2000.

                                  _______________________________________
                                  Notary Public
[Notary Seal]                     My commission expires:________________